Blucora, Inc. 8-K

Exhibit 99.1

Blucora Board Sends Letter to Stockholders

Refreshed Board Has Taken Decisive Steps to Drive Long-Term Shareholder Value and Continues to Evaluate Strategic Options

Stockholders Urged to Vote “FOR” ALL of Blucora’s Highly Qualified Directors on
the BLUE Proxy Card

DALLAS, April 19, 2021 – Blucora, Inc. (the "Company") (NASDAQ: BCOR), a leading provider of technology-enabled, tax-focused financial solutions, today mailed a letter to stockholders concerning the Company's upcoming 2021 annual meeting of stockholders, scheduled to be held on April 21, 2021. Blucora's Board of Directors unanimously recommends that stockholders vote "FOR" ALL of Blucora's highly qualified director candidates on the BLUE proxy card.

The text of the letter is as follows:

---------

April 19, 2021

To our stockholders:

I am writing on behalf of the Blucora Board of Directors to encourage you to vote “FOR” ALL incumbent directors on the BLUE proxy card at the upcoming annual meeting of stockholders, to be held this Wednesday, April 21.

At this year’s meeting, Ancora Catalyst Institutional, LP (together with its affiliates, “Ancora”) and its CEO Fred DiSanto are seeking to replace nearly half of the independent directors on our Board by claiming our current directors and executive team are not producing results or evaluating alternatives to the current strategy and business configuration. Nothing could be further from the truth.

The Board has been an agent of change and has taken decisive steps to drive long-term stockholder value.

Blucora is a technology-enabled provider of tax preparation software and tax-focused wealth management services. Through TaxAct and Avantax, we have two valuable, differentiated businesses with meaningful opportunities to drive profitable growth.

In January 2020, our Board took decisive action to ensure Blucora would execute well on its opportunities. The Board replaced both the CEO and CFO. Our new CEO upgraded and diversified the leadership team, the Board refreshed its own composition and Blucora refined its strategy and approach to executing its strategy.

Since then, Blucora has undergone significant positive change.

Within Blucora’s TaxAct business, we:

•	Shifted from a marketing agency model to in-house marketing, building a 15+ person team to retain and build knowledge base and continuity over time;
•	Sourced and implemented a new marketing technology stack;
•	Lowered federal tax return pricing for the first time since at least 2016, embracing our value positioning and shifting from what was an unsustainable model;
•	Hired a skilled partnership team, implementing a ten-fold increase in new partnerships heading into 2020 tax season compared to 2019; and
•	Executed on the launch of the hybrid-assist tax preparation offering, enabling the business to enjoy higher revenue per customer and enabling it to more effectively serve new customers transitioning to the DIY segment of our market.

Within our wealth management business, Avantax, we:

•	Hired a new product management team to drive a roadmap of critical technology enhancements;
•	Executed on alignment of advisory pricing models, creating a unified pricing structure for all financial professionals across our business;
•	Instituted a regional support model to enhance support by moving it closer to the financial professionals;
•	Instituted a Top 100 Financial Professional support program, to engage more intensely with those financial professionals with more complex support requirements;
•	Renegotiated and completed the HKFS acquisition at a lower purchase price, making it more accretive and allowing the Company to add the broad benefits of a captive tax-focused registered investment advisor to the business;
•	Launched the Retirement Planning Service across all of Avantax, scaling up the offering acquired as part of HKFS;
•	Hired a new marketing leader with a detailed plan for executing on team build-out focusing on supporting the acceleration of our financial professionals’ business growth;
•	Acquired Guidevine, a technology solution to help match interested wealth management customers with our financial professionals, simplifying the path from lead generation to client conversion; and
•	Added more than 200 new financial professionals in 2020 (excluding attrition), and continued our recruiting efforts in 2021, onboarding two new significant wealth managers just in the last month: Legacy Capital Advisors, LLC and Maestro Wealth Advisors, with $126 million and $133 million in client assets as of January 2021, respectively.

At the corporate level, where we have also undergone substantial change, we:

•	Adjusted the leadership structure – most notably consolidating operations within the business units and combining software efforts under one leader, Curtis Campbell, and wealth management efforts under one leader, Todd Mackay;
•	Rolled out a culture initiative to ensure one common sense of purpose;
•	Elevated and more broadly deployed a program management function to support improved execution;
•	Aligned evaluation and compensation approaches to goal achievement and demonstrating desired cultural attributes;
•	Separated the CIO and CTO teams to bolster technology efforts;
•	Increased investment in technology teams to more effectively meet the needs of financial professionals, customers and employees;
•	Built a new procurement organization with new online tools to streamline purchasing decisions and approvals;
•	Built an in-house information security team and, with Board oversight, developed a data security roadmap on which team has been executing; and
•	Committed to testing the highest value potential crossover benefits between our businesses, including having dedicated teams and investments focus on each.

These actions have made a meaningful difference.

In the six months ended on Friday, our stock has appreciated 64%, more than three times the appreciation in major market indexes. The results of these actions are also evident through key performance indicators and financial metrics in the business:

Blucora	TaxAct	Avantax

•         2020 corporate expenses at 3.5% of revenue is down from 3.8% in 2019

•         2020 engineering & technology expenses at 3.6% of revenue is down from 4.3% in 2019

•         63% of the executives who report to our CEO are either female or racially or ethnically diverse

•         Employee engagement has improved by 10-15 percentage points compared to April 2020 across our 4 key cultural priorities: clarity, unity, customers and quality

•         Net Promoter Score (NPS) was up 19 points in 2020 compared to 2019

•         Retention rate was up 5 points and conversion rate was up 6 points in 2020 compared to 2019

•         New users were up in 2020, which is a critical element of being able to drive sustainable growth

•         Total e-files across Pro and Consumer was up 1% in 2020 (first time since 2014)

•         NPS, retention, conversion and e-files all continuing to improve in 2021

•         Financial professionals’ overall satisfaction with Avantax as a broker dealer increased by 25% in 2020 compared to 2019*

•         Financial Professionals’ satisfaction with service and operations support increased by 27% in 2020 compared to 2019*

•         Retained at least 96% of assets since Advisory assets reached a high point of 34% as of December 31, 2019

•         Among financial professionals who left in 2020, 94% generated less than $100,000 of annual revenue for Blucora

* Source: Company data

This Board has acted decisively, both refreshing itself and overseeing the Company, and is committed to continuing to evaluate the business configuration, potential improvements and other options to maximize value.

Since March of last year, Blucora’s diverse Board has added four new independent directors, who bring additional, highly relevant experience in tax, wealth management, strategy, business transformations, data analytics and consumer marketing. In addition to our active oversight of the Company’s strategy, Blucora’s refreshed Board continues to evaluate all strategic options available to the Company in close consultation with independent financial advisors. We remain open to any option that maximizes value.

Under the leadership of the current Board and management team, Blucora is gaining momentum and showing measurable improvement after refining the operating strategies of its two tax-focused businesses for sustainable, long-term growth.

We appreciate your ownership of Blucora stock and your attention to the issues in this important election.

We ask you to please vote “FOR” ALL of Blucora’s incumbent directors on the BLUE proxy card.

Very truly yours,

Georganne Proctor

CHAIR OF THE BOARD OF DIRECTORS

Noteworthy Third-Party Views that Support Blucora’s Board of Directors and the Company’s Transformation Strategy1

•	“[W]e ultimately find the Dissident platform is significantly weighed down by a hit-or-miss strategic plan and a slate of candidates who, for a variety of reasons, do not clearly offer what we consider to be a superior alternative to the status quo. As a result, … we do not believe there is sufficient cause to directly support the Ancora solicitation at this time.”

– Glass Lewis (a leading independent proxy advisory firm)

____________________________

1 Permission to use these quotes was neither sought nor obtained. Such third-party statements should not be viewed as indicating the support of such third parties for the views expressed in this communication.

2

•	“We believe the mix of assets here have been rationalized more cohesively than in the past and see the emergence of the online assisted income tax category as playing right into the hands of BCOR.”

– Jackson Ader, J.P. Morgan (sell-side analyst)

•	“We think it may have gone unnoticed how quickly the team acted to replace, reorganize and strengthen the bench, and while we are always hesitant to discuss ’culture’ improvements, the quality of the team seems to have filtered down the ranks.”

– Daniel Kurnos, Benchmark Co. (sell-side analyst)

•	“We have spent a considerable amount of time with the current Avantax leadership team. They listen to us and are always interested in our feedback. Though change is never easy, we have all the confidence in the world that this group is the right group to lead us into the future.”

– John Lammers, MRK Financial Solutions (financial professional)

•	“Avantax is defining the future of holistic financial planning. Their approach to tax-smart investment management puts them light years ahead of traditional advisors.”

– Stephen Moore, KCS Wealth Advisors (financial professional)

More information is available at VoteBlucora.com.

Any vote on Ancora’s proxy card risks the unintended consequence that four of our highly qualified current directors are replaced by Ancora’s nominees—three of whom are inexperienced and one of whom has both significant tone-at-the-top issues, having made improper pay-to-play campaign contributions, and Clayton Act issues prohibiting him from lawfully serving on Blucora’s Board, according to a report by the Honorable William J. Baer, the only person ever to have led antitrust enforcement at both the U.S. Department of Justice and the Federal Trade Commission.

Please Vote BLUE TODAY to Sustain the Important Progress Being Made at Blucora

If you are a stockholder and have questions, need assistance in voting your shares, or wish to change a prior vote, please contact:

 D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Brokers and Banks Call Collect: (212) 269-5550

All Others Call Toll-Free: (866) 388-7535

Email: BCOR@dfking.com

REMEMBER: Simply discard any white proxy card you may receive from Ancora. Blucora’s Board does not endorse any of Ancora’s nominees, and we urge you NOT to submit any vote using Ancora’s white proxy card, even as a protest vote.  Voting to “WITHHOLD” with respect to any of Ancora’s nominees on a white proxy card sent to you by Ancora is not the same as voting “FOR” the Board’s nominees on the BLUE proxy card because a vote to “WITHHOLD” with respect to any of Ancora’s nominees on its white proxy card will revoke any BLUE proxy you may have previously submitted.

3

Important Additional Information and Where to Find It

Blucora, Inc. (the “Company”) has filed a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO, AND ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the Company’s definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “SEC Filings” under “Financial Information” in the “Investors” tab of the Company’s website at www.blucora.com.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management brand, with a collective $83 billion in total client assets as of December 31, 2020, and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and more than 23,000 professional users in 2020. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Contacts

Investors:
Geoffrey Weinberg / Rick Grubaugh
D.F. King & Co., Inc.
(866) 388-7535
BCOR@dfking.com

Media:
Dan Gagnier / Jeffrey Mathews
Gagnier Communications
(646) 569-5897
Blucora@gagnierfc.com

4